Exhibit 4.1

CERTIFICATE OF AMENDMENT
OF
THE RESTATED
CERTIFICATE OF INCORPORATION
OF
BECTON, DICKINSON AND COMPANY

(N.J. Identification No. 1943801000)

The undersigned Corporation for the purpose of amending its Restated Certificate of Incorporation and pursuant to the provisions of Sections 14A:7-2 and 14A:9-2(2) of the New Jersey Business Corporation Act, hereby executes the following Certificate of Amendment (the “Certificate of Amendment”):

1. The name of the corporation is BECTON, DICKINSON AND COMPANY (the “Corporation”).

2. (a) On April 23, 2017, the Board of Directors of the Corporation (the “Board of Directors”), appointed an offering committee (the “Offering Committee”) and authorized the Offering Committee to act pursuant to its authority under the Restated Certificate of Incorporation and N.J.S.A. 14A:7-2 and 14A:9-2(2) to, among other things, (i) delete in their entirety the designation and the preferences, rights and limitations of the Corporation’s existing series of Preferred Stock designated as “Preferred Stock, Series A,” no shares of which have been issued, as such designation, preferences, rights and limitations currently appear in ARTICLE IV, Section (D) of the Restated Certificate of Incorporation; and (ii) create, designate, authorize and provide for the issuance of shares of a new series of the Corporation’s undesignated Preferred Stock, to be designated the “6.125% Mandatory Convertible Preferred Stock, Series A”, and to establish the number of shares to be included in such series, and to fix the preferences, rights and limitations of the shares of such series; and (b) on May 10, 2017, the Offering Committee adopted the resolutions set forth immediately below, which resolutions are now, and at all times since their date of adoption, have been in full force and effect:

“RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, the Offering Committee, acting on behalf of Board of Directors, hereby classifies 5,000,000 (five million) shares of the Corporation’s Preferred Stock as a new series designated “6.125% Mandatory Convertible Preferred Stock, Series A”; and it is further

RESOLVED, that the terms and conditions of the 6.125% Mandatory Convertible Preferred Stock, Series A, including its relative preferences, participating, optional and other special rights and limitations, shall be as set forth in Exhibit B attached hereto; and it is further

RESOLVED, that the officers of the Corporation are hereby authorized and directed to file with the New Jersey Department of Treasury a Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation (the “Amendment”), which Amendment shall (i) delete in its entirety the existing terms and provisions set forth in ARTICLE IV, Section (D) to remove the existing Preferred Stock, Series A, no shares of which have been issued, as an authorized series of Preferred Stock; (ii) delete in its entirety the existing terms and provisions set forth in ARTICLE IV, Section (E) to remove the existing Series B ESOP Convertible Preferred Stock, no shares of which are outstanding, as an authorized series of Preferred Stock; and (iii) add a new ARTICLE IV, Section (D) to set forth the designation, number and the relative preferences, participating, optional and other special rights and limitations of the 6.125% Mandatory Convertible Preferred Stock, Series A, as the same are set forth on Exhibit B attached hereto.”

3.  Pursuant to N.J.S.A. 14A:7-2(4) and 14A:9-2(2), no vote of the shareholders of the Corporation is required to authorize this amendment.

4.  The effective time of the amendment herein certified is the date of filing of this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of May 15, 2017.

BECTON, DICKINSON AND COMPANY

By:	/s/ Christopher R. Reidy
Name:	Christopher R. Reidy
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT B

(D)  Provisions Applicable to 6.125% Mandatory Convertible Preferred Stock, Series A.

1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “6.125% Mandatory Convertible Preferred Stock, Series A,” $1.00 par value (the “Series A Preferred Stock”). The number of shares constituting such series shall initially be 5,000,000.  Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof and the requirements of applicable law; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of such shares then outstanding or which are issuable pursuant to any options or contracts. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock.

2. Definitions. The following terms, where used in this Section (D), have the following meanings:

“Accumulated Dividend Amount” shall have the meaning set forth in Section (D) 7(d).

“Acquisition” means the Corporation’s acquisition of C.R. Bard, Inc.

“Acquisition Termination Conversion Rate” shall have the meaning set forth in Section (D) 13(a).

“Acquisition Termination Dividend Amount” shall have the meaning set forth in Section (D) 13(a).

“Acquisition Termination Event” shall have the meaning set forth in Section (D) 13(a).

“Acquisition Termination Make-whole Amount” shall have the meaning set forth in Section (D) 13(a).

“Acquisition Termination Market Value” shall have the meaning set forth in Section (D) 13(c).

“Acquisition Termination Redemption” means a redemption of the Mandatory Convertible Preferred Shares in accordance with the provisions of Section (D) 13.

“Acquisition Termination Redemption Date” shall have the meaning set forth in Section (D) 13(c).

“Acquisition Termination Share Price” shall have the meaning set forth in Section (D) 13(a).

“Additional Conversion Amount” shall have the meaning set forth in Section (D) 5(c).

“ADRs” shall have the meaning set forth in Section (D) 11(e).

“Applicable Market Value” (i) of the Common Stock means, the Average VWAP per share of Common Stock for the 20 consecutive Trading Day period commencing on and including the 22nd Scheduled Trading Day immediately prior to the Mandatory Conversion Date (subject to postponement as described in Section (D) 5(a)) and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section (D) 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock.

“Average VWAP” means, for any period, the average of the VWAP for each Trading Day in such period.

“Bard Merger Agreement” means the Agreement and Plan of Merger dated as of April 23, 2017 among C.R. Bard, Inc., the Corporation and Lambda Corp., as the same may be amended from time to time.

“Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as such may be amended, modified, restated, or amended and restated from time to time.

“Clause A Distribution” shall have the meaning set forth in Section (D) 11(a)(iii).

“Clause B Distribution” shall have the meaning set forth in Section (D) 11(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section (D) 11(a)(iii).

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

“Conversion and Dividend Disbursing Agent” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Series A Preferred Stock, and any successor appointed under Section (D) 20.

“Conversion Date” shall have the meaning set forth in Section (D) 8(a).

“Conversion Rate” shall be, per share of Series A Preferred Stock on the applicable Conversion Date (excluding shares of Common Stock, if any, issued in respect of accumulated and unpaid dividends pursuant to Section (D) 4(b)), as follows, subject to adjustment pursuant to Section (D) 11:

(i) if the Applicable Market Value of the Common Stock is equal to or greater than $211.80 (the “Threshold Appreciation Price”), then the Conversion Rate shall be 4.7214 shares of Common Stock per share of Series A Preferred Stock (the “Minimum Conversion Rate”);

(ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $176.50 (the “Initial Price”), then the Conversion Rate shall be $1,000 divided by the Applicable Market Value of the Common Stock; or

(iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be 5.6657 shares of Common Stock per share of Series A Preferred Stock (the “Maximum Conversion Rate”).

“Depositary Shares” means the depositary shares each representing a 1/20th fractional interest in a share of Series A Preferred Stock.

“Dividend Payment Average Price” shall have the meaning set forth in Section (D) 4(c).

“Dividend Payment Date” means the first business day of each of February, May, August and November of each year, commencing on, and including, August 1, 2017 and ending on, and including, the Mandatory Conversion Date.

“Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.

“DTC” means The Depository Trust Corporation.

“Effective Date” means the date upon which a Fundamental Change becomes effective.

“Event of Non-payment” shall have the meaning set forth in Section (D) 15(b).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Corporation or, if applicable, from the seller of such Common Stock (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Property” shall have the meaning set forth in Section (D) 11(e).

“Expiration Date” shall have the meaning set forth in Section (D) 11(a)(v).

“Expiration Time” shall have the meaning set forth in Section (D) 11(a)(v).

“Five-Day Average VWAP” (i) with respect to the Common Stock shall mean the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section (D) 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock, subject to Section (D) 11(c)(i).

“Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.

“Floor Price” shall have the meaning set forth in Section (D) 4(d).

“Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s or the Corporation’s Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock or the Corporation otherwise becomes aware of such ownership;

(ii) the consummation of (a) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (b) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (c) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any Person other than one of the Corporation’s wholly-owned Subsidiaries; provided that, with respect to clause (b), any transaction pursuant to which Holders of 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all Capital Stock (or other securities issued in such transaction) entitled to vote generally in elections of directors of the continuing or surviving person or the parent entity thereof immediately after giving effect to such transaction, in substantially the same proportions as such ownership immediately prior to such transaction shall not constitute a Fundamental Change;

(iii) stockholders approve any plan or proposal for the liquidation or dissolution of the Corporation; or

(iv) the Common Stock (or, following a reorganization event (as defined below), any common stock, depositary receipts or other securities representing common equity interests into which the Series A Preferred Stock becomes convertible in connection with such reorganization event) ceases to be listed on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange;

provided, however, that a transaction or transactions described in clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the Corporation’s common stockholders (excluding cash payments for fractional shares or pursuant to appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange, or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Series A Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares.

For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii) of this definition of “Fundamental Change.”

“Fundamental Change Conversion” shall have the meaning set forth in Section (D) 7(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section (D) 7(a).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section (D) 7(a).

“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of shares of Common Stock (or, if applicable, Units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price paid (or deemed paid) per share of Common Stock in such Fundamental Change, as set forth in the following table:

Effective Date	$50.00	$100.00	$150.00	$176.50	$190.00	$200.00	$211.80	$250.00	$300.00	$400.00	$550.00	$800.00
May 16, 2017	4.7720	5.1420	4.9100	4.6880	4.6000	4.5520	4.5140	4.4940	4.5500	4.6160	4.6480	4.6700
May 1, 2018	5.0460	5.3240	5.1240	4.8660	4.7480	4.6800	4.6240	4.5780	4.6140	4.6520	4.6720	4.6880
May 1, 2019	5.3460	5.5020	5.3900	5.1060	4.9380	4.8320	4.7420	4.6600	4.6740	4.6880	4.6960	4.7040
May 1, 2020	5.6657	5.6657	5.6657	5.6657	5.2632	5.0000	4.7214	4.7214	4.7214	4.7214	4.7214	4.7214
The exact Stock Price and Effective Date may not be set forth in the table, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the Fundamental Change

 Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $800.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment pursuant to Section (D) 11; and

(iii) if the Stock Price is less than $50.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph) (the “Minimum Stock Price”), then the Fundamental Change Conversion Rate shall be determined (a) as if the Stock Price equaled the Minimum Stock Price and (b) if the Effective Date is between two Effective Date dates on the table, using straight-line interpolation, as described herein, subject to adjustment pursuant to Section (D) 11.

The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table shall be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section (D) 11.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section (D) 7(d).

“Fundamental Change Holder Conversion Date” shall have the meaning set forth in Section (D) 8(a).

“Holder” means the Person in whose name shares of Series A Preferred Stock are registered.

“Initial Dividend Threshold” shall have the meaning set forth in Section (D) 11(a).

“Initial Liquidation Preference” means $1,000 per share of Series A Preferred Stock.

“Initial Price” shall have the meaning set forth in the definition of Conversion Rate.

“Issue Date” shall mean May 16, 2017, which is the original issue date of the Series A Preferred Stock.

“Junior Stock” means the Common Stock and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A Preferred Stock as to dividend rights and/or rights to distribution of assets upon liquidation, dissolution or winding up of the Corporation.

“Liquidation Preference” has the meaning set forth in Section (D) 12(a).

“Mandatory Conversion” means a conversion pursuant to Section (D) 5.

“Mandatory Conversion Date” means May 1, 2020.

“Market Disruption Event” means any of the following events:

(i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock (or any other security into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system;

(ii) any event (other than a failure to open or a closure as described in clause (iii) of this definition of Market Disruption Event) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other security into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or

(iii) the failure to open of one of the exchanges or quotation systems on which futures or options contracts relating to the Common Stock (or any other security into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

For purposes of clauses (i) and (ii) of this definition of “Market Disruption Event,” the relevant exchange or quotation system will be the NYSE; provided that if the Common Stock (or any other security into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the NYSE, the relevant exchange or quotation system will be the principal national securities exchange on which the Common Stock (or such other security) is then listed for trading.

“Maximum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Minimum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.

“Minimum Stock Price” shall have the meaning set forth in the definition of Fundamental Change Conversion Rate.

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Officer” means the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate of the Corporation that is signed on behalf of the Corporation by two authorized Officers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Corporation.

“Optional Conversion” shall have the meaning set forth in Section (D) 6(a).

“Optional Conversion Additional Conversion Amount” shall have the meaning set forth in Section (D) 6(b).

“Optional Conversion Average Price” shall have the meaning set forth in Section (D) 6(b).

“Optional Conversion Date” shall have the meaning set forth in Section (D) 8(c).

“Parity Stock” means any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series A Preferred Stock as to dividend rights and/or rights to distribution of assets upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section (D) 15(b).

“Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series A Preferred Stock.

“Prospectus Supplement” means the preliminary prospectus supplement dated May 8, 2017, as supplemented by the related pricing term sheet dated May 10, 2017, relating to the offering and sale of the Series A Preferred Stock and Depositary Shares.

“Purchased Shares” shall have the meaning set forth in Section (D) 11(a)(v).

“Record Date” means, solely for purposes of a Fixed Conversion Rate adjustment pursuant to Section (D) 11, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Holders” means, as to any day, Holders of record of the Series A Preferred Stock as they appear on the stock register of the Corporation at 5:00 p.m., New York City time, on such day.

“Registrar” means the Transfer Agent.

“Regular Record Date” means with respect to payment of dividends on the Series A Preferred Stock, the 15th calendar day of the month immediately preceding the month in which the relevant Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. The Regular Record Date shall apply regardless of whether such date is a Business Day.

“Reorganization Event” shall have the meaning set forth in Section (D) 11(e).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Stock is not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” shall have the meaning set forth in Section (D) 15(c)(i).

“Series A Preferred Stock” shall have the meaning set forth in Section (D) 1.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees, directors or consultants and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” shall have the meaning set forth in Section (D) 11(a)(iii).

 “Stock Price” means:

(i) in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock; and

(ii) in the case of any other Fundamental Change, the Five-Day Average VWAP.

“Subsidiary” means, with respect to the Corporation or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Threshold Appreciation Price” shall have the meaning set forth in the definition of Conversion Rate.

“Trading Day” means any day on which:

(i) there is no Market Disruption Event; and

(ii) the NYSE is open for trading, or, if the Common Stock (or any other security into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the NYSE, any day on which the principal national securities exchange on which the Common Stock (or such other security) is listed is open for trading, or, if the Common Stock (or such other security) is not listed on a national securities exchange, any Business Day.

A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means, initially, Computershare Trust Company, N.A. until a successor transfer agent is appointed pursuant to Section (D) 20 and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Trigger Event” shall have the meaning set forth in Section (D) 11(a)(iii).

“Unit of Exchange Property” shall have the meaning set forth in Section (D) 11(e)

“VWAP” means:

(i) per share of Common Stock, on any Trading Day, the price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page BDX<Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose; and

(ii) per share of capital stock (other than the Common Stock) or per ADR, in each case traded on a U.S. national securities exchange, on any Trading Day, the price per share of such capital stock or per ADR as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such capital stock or per ADR on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.

3. Dividends.

(a) Subject to the rights of Holders of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors and to the extent lawful, cumulative dividends at a rate per year of 6.125% of the Initial Liquidation Preference (equivalent to $61.25 per year per share of Series A Preferred Stock), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described in Section (D) 4). Declared dividends on the Series A Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period or Dividend Periods, as the case may be, there have been funds or shares of Common Stock lawfully available for the payment of such dividends. Dividends shall be payable on a Dividend Payment Date to Holders that are Record Holders on the applicable Regular Record Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date shall be payable to Holders presenting the Series A Preferred Stock for conversion. Dividends payable on shares of Series A Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate by four. Dividends payable on shares of Series A Preferred Stock for any period other than a full Dividend Period shall be prorated based on the actual number of days elapsed during such Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. Accumulated dividends on shares of Series A Preferred Stock shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date. Any accumulated and unpaid dividends from any preceding Dividend Period can be declared and paid on a date determined by the Board of Directors in its sole discretion.

(b) No dividend shall be declared or paid upon, or any sum of cash or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding shares of Series A Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid, or declared and a sum of cash or number of shares of Common Stock sufficient for the payment thereof has been set apart for the payment of such dividends, upon all outstanding shares of Series A Preferred Stock. No dividend with respect to the Series A Preferred Stock shall be paid unless and until the Board of Directors declares a dividend payable with respect to the Series A Preferred Stock.

(c) Holders shall not be entitled to any dividends on the Series A Preferred Stock, whether payable in cash, shares of Common Stock or any combination thereof, in excess of full cumulative dividends.

(d)(i) So long as any share of Series A Preferred Stock remains outstanding:

(A) no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, except dividends payable solely in shares of Common Stock or other Junior Stock or rights to acquire the same;

(B) no dividend or distribution shall be declared or paid on Parity Stock, except as set forth in Section (D) 3(d)(ii); and

(C) no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries,

in each case, unless all accumulated and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series A Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sufficient sum of cash and/or number of shares of Common Stock for the payment thereof has been set aside for the benefit of Holders on the applicable Regular Record Date).

(ii) The limitations set forth in Section (D) 3(d)(i) shall not apply to:

(A) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan or other incentive plan, including employment contracts, in the ordinary course of business (including purchases of shares of Common Stock in lieu of tax withholding and purchases of shares of Common Stock to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;

(B) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

(C) purchases of shares of Common Stock or Junior Stock pursuant to contractually binding requirements to buy the same existing prior to the preceding Dividend Period;

(D) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than for the beneficial ownership by the Corporation or any of its Subsidiaries), including as trustees or custodians; and

(E) any exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock.

When dividends are not declared and paid (or declared and a sufficient sum of cash and/or number of shares of Common Stock for payment thereof set aside for the benefit of Holders thereof on the applicable Regular Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series A Preferred Stock and any shares of Parity Stock, all dividends declared on Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of funds of the Corporation lawfully available and including, in the case of Parity Stock that bears cumulative dividends, all accumulated but unpaid dividends) bear to each other. If the Board of Directors determines not to declare and pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide a 10 Business Days’ written notice to Holders prior to such Dividend Payment Date, or as reasonably practicable thereafter.

Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Corporation, including Common Stock and other Junior Stock, from time to time out of any funds of the Corporation lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.

4. Method of Payment of Dividends.

(a) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Series A Preferred Stock, either for a current Dividend Period or for any prior Dividend Period, including in connection with the payment of declared and unpaid dividends pursuant to Section (D) 5, Section (D) 6 and Section (D) 7, may be paid by the Corporation, as determined in the Corporation’s sole discretion:

(i) in cash;

(ii) by delivery of shares of Common Stock; or

(iii) through payment or delivery, as the case may be, of any combination of cash and shares of Common Stock;

provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in shares of Common Stock may be paid by delivery of Units of Exchange Property in accordance with Section (D) 11(e); and provided further that if the Board of Directors may not lawfully authorize payment of all or any portion of such accumulated and unpaid dividends in cash, it shall authorize payment of such dividends in shares of Common Stock or Units of Exchange Property, as the case may be, if lawfully permitted to do so.

(b) Each payment of a declared dividend on the Series A Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election and the portion of such payment that will be made in cash, if any, and the portion that will be made in shares of Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Corporation does not provide timely notice of such election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.

(c) If the Corporation elects to pay any declared dividend or portion thereof in shares of Common Stock, such shares of Common Stock shall be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Dividend Payment Average Price”). If the relevant Dividend Payment Date occurs on or prior to the last Trading Day of such five consecutive Trading Day period, delivery of the shares of Common Stock owed in respect of the dividend due on such Dividend Payment Date shall be deferred until the business day immediately following the last Trading Day of such consecutive Trading Day period.

(d) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered, in connection with any dividend on the Series A Preferred Stock, including any dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $61.78, which amount represents approximately 35% of the Initial Price, subject to adjustment in a manner inversely proportional to any adjustment to each Fixed Conversion Rate as set forth in Section (D) 11 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any dividend exceeds the product of (x) the number of shares of Common Stock delivered in connection with such dividend and (y) 97% of the Dividend Payment Average Price, the Corporation shall, if it is legally able to do so, pay such excess amount in cash.

(e) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of shares of Common Stock issued as payment of a dividend on the shares of Series A Preferred Stock, including dividends paid in connection with a conversion, or resales of such shares of Common Stock by holders that are not “affiliates” of the Corporation and have not been “affiliates” of the Corporation during the immediately preceding three months for purposes of the Securities Act, the Corporation shall, to the extent such a Shelf Registration Statement is not filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable pursuant to Rule 144 without registration by holders thereof that are not “affiliates” of the Corporation and have not been “affiliates” of the Corporation during the immediately preceding three months for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the NYSE (or if the shares of Common Stock are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the shares of Common Stock are then listed).

(f) In respect of any cash paid, shares of Common Stock issued or Units of Exchange Property delivered in payment or partial payment of a dividend to a Non-U.S. Holder, the Corporation shall withhold and, in the case of such shares of Common Stock or Units of Exchange Property, the Corporation may do so by selling (or directing the Transfer Agent or any paying agent on behalf of the Corporation to withhold and sell) such amount in cash, number of shares of Common Stock or Units of Exchange Property as the Corporation deems necessary, to result in proceeds from such sale (after deduction of customary commissions, which shall be for the account of such Non-U.S. Holder) to pay all or any part of any U.S. withholding tax obligation that the Corporation has (as determined by it in its sole discretion) in respect of the payment or partial payment of such dividend of cash, shares of Common Stock or Units of Exchange Property to such Non-U.S. Holder.

5. Mandatory Conversion on the Mandatory Conversion Date.

(a) Each outstanding share of Series A Preferred Stock shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate, unless such share of Series A Preferred Stock has been previously redeemed in the manner described in Section (D) 13 or converted prior to the Mandatory Conversion Date in the manner described in Section (D) 6 or Section (D) 7; provided that if the Mandatory Conversion Date is not a Business Day, the Mandatory Conversion Date shall be postponed to the following Business Day and, provided, further that if the any Scheduled Trading Days during the period used to determine the Applicable Market Value is not a Trading Day, the Mandatory Conversion Date shall be postponed by the number of such Scheduled Trading Days that are not Trading Days during such period.

(b) Each of the Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price, the Floor Price, the Fundamental Change Date, and the Applicable Market Value shall be subject to adjustment in accordance with the provisions of Section (D) 11.

(c) If prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated dividends on the Series A Preferred Stock, the Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of such accumulated dividends that have not been declared (the “Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Dividend Payment Average Price. To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and the Applicable Market Value, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to Holders.

6. Optional Conversion at the Option of the Holder.

(a) Holders shall have the right to convert their shares of Series A Preferred Stock, in whole or in part (but in no event less than one share Series A Preferred Stock) (any conversion pursuant to this Section (D) 6, an “Optional Conversion”), at any time prior to the Mandatory Conversion Date, other than during the Fundamental Change Conversion Period, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section (D) 11.

(b) If as of any Optional Conversion Date the Corporation has not declared all or any portion of the accumulated dividends for all Dividend Periods ending on a Dividend Payment Date prior to such Optional Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Optional Conversion, so that the converting Holder at such time receives an additional number of shares of Common Stock equal to the cash amount of accumulated and unpaid dividends for such prior Dividend Periods (such amount, the “Optional Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on, and including, the 22nd Scheduled Trading Day prior to the Optional Conversion Date (such average being referred to as the “Optional Conversion Average Price”). If, in respect of an Optional Conversion Date, the third business day immediately following such Optional Conversion Date occurs on or prior to the last Trading Day of such 20 consecutive Trading Day period, delivery of the shares of Common Stock owed in respect of such Optional Conversion shall be deferred until the business day immediately following the last Trading Day of such 20 consecutive Trading Day Period. To the extent that the Optional Conversion Additional Conversion Amount exceeds the product of the number of additional shares and the Optional Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section (D) 6(b), upon any Optional Conversion of any shares of Series A Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of Series A Preferred Stock, unless such Optional Conversion occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares of Series A Preferred Stock as of such Regular Record Date, in accordance with Section (D) 3.

(c) To effect an Optional Conversion, the converting Holder shall comply with the applicable conversion procedures set forth in Section (D) 8. The Corporation shall, in accordance with the instructions provided by the Holder thereof in the written notice of conversion provided to the Corporation pursuant to Section (D) 8, deliver to the Holder the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion, together with payment of cash in lieu of any fraction of a share of Common Stock, as provided in Section (D) 10, and any certificate or certificates, as the case may be, representing shares of Series A Preferred Stock, as provided in Section (D) 8(d)(i). If applicable, the Corporation shall instruct the Transfer Agent to register the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion in the name or names, as the case may be, specified by such Holder in the notice of conversion.

7. Fundamental Change Conversion.

(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, Holders, subject to adjustments in accordance with Section (D) 11, shall have the right to:

(i) convert their Series A Preferred Stock, in whole or in part (but in no event less than one share of Series A Preferred Stock) (any such conversion pursuant to this Section (D) 7 being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) from and including the Effective Date to, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date selected by the Corporation that is not less than 30 nor more than 60 days after the Effective Date (the “Fundamental Change Conversion Date”) (any conversion pursuant to this Section (D) 7, a “Fundamental Change Conversion”) (1) into shares of Common Stock at the Fundamental Change Conversion Rate per share of Series A Preferred Stock; or (2) if the Fundamental Change also constitutes a Reorganization Event, into Units of Exchange Property in accordance with Section (D) 11(e), based on the Fundamental Change Conversion Rate;

(ii) with respect to such converted shares of Series A Preferred Stock, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in shares of Common Stock (or, if applicable, Units of Exchange Property); and

(iii) with respect to such converted shares, receive the Accumulated Dividend Amount payable in cash or in shares of Common Stock (or, if applicable, Units of Exchange Property);

subject, in the case of clauses (ii) and (iii), to the limitations with respect to the number of shares of Common Stock that the Corporation shall be required to deliver as described in Section (D) 7(d).

Notwithstanding clauses (ii) and (iii), if such Effective Date or the relevant Fundamental Change Conversion Date falls during a Dividend Period for which the Corporation declared a dividend on the Series A Preferred Stock, the Corporation shall pay such dividend on the relevant Dividend Payment Date to the Record Holders as of the immediately preceding Regular Record Date, in accordance with Section (D) 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend.

(b) To the extent practicable, at least 20 calendar days prior to the anticipated Effective Date, but in any event not later than two Business Days following the Corporation’s becoming aware of the occurrence of a Fundamental Change, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders; provided that the Corporation shall not be required to deliver such notice before such date the Corporation would otherwise be required to deliver notice pursuant to the applicable securities laws or the rules of any securities exchange on which shares of Common Stock are then traded. Such notice shall state:

(i) the anticipated Effective Date;

(ii) the anticipated duration of the anticipated Fundamental Change Conversion Period;

(iii) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and

(iv) whether the Corporation has elected to pay all or any portion of accumulated and unpaid dividends by the delivery of shares of Common Stock or Units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid by delivery of shares of Common Stock or Units of Exchange Property.

(c) To effect a Fundamental Change Conversion, the converting Holder must submit its Series A Preferred Stock for conversion and comply with the applicable conversion procedures set forth in Section (D) 8 at any time during the Fundamental Change Conversion Period. Holders who do not submit Series A Preferred Stock for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Series A Preferred Stock at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-whole Amount or, in connection with the Fundamental Change, the Accumulated Dividend Amount.

(d)(i) For any shares of Series A Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the shares of Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation will at its option:

(A) pay Holder in cash, to the extent the Corporation is legally permitted to do so, the present value, computed using a discount rate of 3.25% per year, of all dividend payments on such Holder’s shares of Series A Preferred Stock for all the remaining Dividend Periods (excluding any accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change) from such Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);

(B) increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price; or

(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(ii) In addition, for any Series A Preferred Stock that are converted during the Fundamental Change Conversion Period, to the extent that, as of the Effective Date of the Fundamental Change, the Corporation has not declared any or all of the accumulated dividends on the Series A Preferred Stock as of such Effective Date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change, the “Accumulated Dividend Amount”), Holders who convert Series A Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable at the Corporation’s election in either:

(A) cash, to the extent the Corporation is legally permitted to do so,

(B) an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price, or

(C) a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.

(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in shares of Common Stock. If the Corporation elects to deliver shares of Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid by the delivery of shares of Common Stock exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Stock Price, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash.

(e) Not later than the second Business Day following the Effective Date (or, if the Corporation provides notice to Holders after the Effective Date in accordance with Section D 7(b), on the date the Corporation gives notice of the Effective Date), the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate;

(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, by the delivery of shares of Common Stock or a combination thereof, and specifying the combination thereof, if applicable; and

(iii) the Accumulated Dividend Amount as of the Effective Date and whether the Corporation will pay such in cash, by the delivery of shares of Common Stock or a combination thereof, and, specifying the combination thereof, if applicable.

8. Conversion Procedures.

(a) On the Mandatory Conversion Date, any Fundamental Change Holder Conversion Date or any Optional Conversion Date (each, a “Conversion Date”), dividends on any shares of Series A Preferred Stock converted to Common Stock shall cease to accrue and accumulate, and on the Conversion Date, such converted shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Series A Preferred Stock to receive shares of Common Stock (or Units of Exchange Property, if applicable) into which such shares of Series A Preferred Stock were converted and any accumulated and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section (D) 5(c), Section (D) 6(b) or Section (D) 7(d), as applicable.

(b) Subject to postponement as described in Section (D) 5(a), on the Mandatory Conversion Date, pursuant to Section (D) 5, any outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall be treated as the Record Holder or Record Holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the Mandatory Conversion Date. Except as provided under Section (D) 11, prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock shall not be outstanding for any purpose, and Holders of shares of Series A Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to participate in tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, in each case by virtue of holding shares of Series A Preferred Stock. No allowance or adjustment, except as set forth in Section (D) 11, shall be made in respect of dividends payable to holders of record of Common Stock as of any date prior to the Mandatory Conversion Date.

(c) To effect an Optional Conversion pursuant to Section (D) 6 or a Fundamental Change Conversion pursuant to Section (D) 7, a Holder who

(i) holds a beneficial interest in shares of Series A Preferred Stock that are in global form must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Series A Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Series A Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated Series A Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

(the day on which the Holder complies with such requirements, the “Optional Conversion Date” or the “Fundamental Change Holder Conversion Date”, as the case may be). A Holder shall not be required to pay any taxes or duties relating to the issuance or delivery of shares of Common Stock if such Holder exercises its conversion rights, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of shares of Common Stock in a name other than the name of such Holder. A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the shares of Series A Preference Stock being converted are in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of DTC, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Optional Conversion Date or the Fundamental Change Holder Conversion Date, as the case may be, and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The issuance by the Corporation of shares of Common Stock upon an Optional Conversion or a Fundamental Change Conversion shall be deemed effective immediately prior to 5:00 p.m., New York City time, on the Optional Conversion Date or the Fundamental Change Holder Conversion Date, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon any such Optional Conversion or Fundamental Change Conversion of the Series A Preferred Stock shall be treated as the Record Holder or Record Holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the Optional Conversion Date or Fundamental Change Holder Conversion Date, as the case may be. Except as provided under Section (D) 11, prior to 5:00 p.m., New York City time, on the Optional Conversion Date or Fundamental Change Holder Conversion Date, as the case may be, shares of Common Stock issuable upon such Optional Conversion or Fundamental Change Conversion shall not be outstanding for any purpose, and Holders of shares of Series A Preferred Stock shall have no rights with respect to such shares of Common Stock, including voting rights, rights to participate in tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, in each case by virtue of holding shares of Series A Preferred Stock.

(d) With respect to any Optional Conversion or any Fundamental Change Conversion of shares of Series A Preferred Stock, if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Series A Preferred Stock than the number of shares of Series A Preferred Stock to be converted, the Corporation shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Corporation, new certificate or certificates, as the case may be, representing the number of shares of Series A Preferred Stock that shall not have been converted.

9. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for issuance, the full number of shares of Common Stock issuable upon payment of accumulated and unpaid dividends and upon conversion of the Series A Preferred Stock at the Maximum Conversion Rate then in effect.

(b) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder, if any, requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock and payment of dividends thereon, if any; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

10. Fractional Shares.

(a) No fractional shares of Common Stock or any other common stock or ADRs included in the Exchange Property shall be issued to Holders, including as a result of any conversion of shares of Series A Preferred Stock or as a result of any payment of dividends on the Series A Preferred Stock in shares of Common Stock or Units of Exchange Property.

(b) In lieu of any fractional share of Common Stock or any other common stock or ADRs included in the Exchange Property otherwise issuable upon Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Acquisition Termination Redemption (including in connection with a dividend payment in connection therewith), that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock, or, if applicable, such other common stock or ADR, on the Trading Day immediately preceding the applicable Conversion Date or Acquisition Termination Redemption Date. In lieu of any fractional shares of Common Stock that would otherwise be delivered to a Holder in payment or partial payment of any dividend pursuant to Section (D) 4(b), the Holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the Dividend Payment Average Price with respect to such dividend.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered for conversion. If the Corporation pays dividends in Common Stock, other common stock or ADRs pursuant to Section (D) 4(b) on more than one share of Series A Preferred Stock held at any one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, payable in connection with such dividend shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered for conversion.

11. Conversion Rate Adjustments to the Fixed Conversion Rates.

(a) Each Fixed Conversion Rate shall be adjusted from time to time as follows:

(i) If the Corporation issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Corporation effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	=
the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

CR1	=	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be, and prior to giving effect to such event; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this Section (D) 11(a)(i) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(ii) If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period expiring 60 calendar days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	(OS0 + X)
(OS0 + Y)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such issuance;

CR1	=	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date;

X	=	the number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase in the Fixed Conversion Rates made pursuant to this Section (D) 11(a)(ii) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such issuance had not been announced.

For purposes of this Section (D) 11(a)(ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors, which determination shall be final.

(iii) If the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, excluding:

(1)	any dividend, distribution or issuance as to which an adjustment was effected pursuant to Section (D) 11(a)(i) or Section (D) 11(a)(ii);
(2)	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section (D) 11(a)(iv) below;
(3)	Spin-Offs as to which the provisions set forth below in this Section (D) 11(a)(iii) apply; and
(4)	any dividends or distributions in connection with a Reorganization Event that is included in Exchange Property under Section (D) 11(e),

then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
( SP0 – FMV)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;

SP0	=
the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

FMV	=
the fair market value (as determined in good faith by the Board of Directors, which determination shall be final) on the Ex-Dividend Date for such dividend or distribution of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, expressed as an amount per share of Common Stock.

If the Board of Directors determines the “FMV” (as defined in this Section (D) 11(a)(iii)) of any dividend or other distribution for purposes of this Section (D) 11(a)(iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market of such securities for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution.

Notwithstanding the foregoing, if “FMV” (as defined in this Section (D) 11(a)(iii)) is equal to or greater than “SP0” (as defined in this Section (D) 11(a)(iii)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A Preferred Stock, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, the amount and kind of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Ex-Dividend Date for such dividend or other distribution.

Any increase made under the portion of this Section (D) 11(a)(iii) above shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this Section (D) 11(a)(iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or, when issued, will be, traded on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, then each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	(FMV0 + MP0)
MP0

where,

CR0	=	the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

CR1	=
the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;

FMV0	=
the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution; and

MP0	=	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or other distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the Record Date for such dividend or distribution. The Corporation shall delay the settlement of any conversion of shares of Series A Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

For purposes of this Section (D) 11(a)(iii) (and subject in all respects to Section (D) 11(a)(i) and Section (D) 11(a)(ii)):

(A) rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section (D) 11(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section (D) 11(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section (D) 11(a)(iii).

(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section (D) 11(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section (D) 11(a)(i), Section (D) 11(a)(ii) and this Section (D) 11(a)(iii), if any dividend or distribution to which this Section (D) 11(a)(iii) is applicable includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section (D) 11(a)(i) is applicable (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants to which Section (D) 11(a)(ii) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section (D) 11(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section (D) 11(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section (D) 11(a)(i) and Section (D) 11(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date” within the meaning of Section (D) 11(a)(i) or “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date” within the meaning of Section (D) 11(a)(ii).

(iv) The Corporation pays a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding any regular quarterly cash dividends or distributions of up to $0.73 per share of Common Stock (the “Initial Dividend Threshold”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
(SP0 – C)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

SP0	=	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=
an amount of cash per share of Common Stock that the Corporation distributes to holders of the Common Stock; provided that in the case of a regular quarterly cash dividend or distribution, such amount shall only include the amount of such dividend or distribution in excess of the Initial Dividend Threshold.

Notwithstanding the foregoing, if “C” (as defined in this Section (D) 11(a)(iv)) is equal to or greater than “SP0” (as defined in this Section (D) 11(a)(iv)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock and solely as a result of holding shares of Series A  Preferred Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Fixed Conversion Rates; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Fixed Conversion Rates under this Section (D) 11(a)(iv).

Any adjustment to the Fixed Conversion Rates pursuant to this Section (D) 11(a)(iv) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution. If such distribution is not so paid, the Fixed Conversion Rates shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rates that would then be in effect if such distribution had not been declared.

(v) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding, for the avoidance of doubt, any securities convertible or exchangeable for Common Stock, and except as provided in Section (D) 11(c)(iii)) and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	(FMV + (SP1 × OS1))
(SP1 × OS0)

where:

CR0	=
the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

FMV	=
the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1	=	the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this Section (D) 11(a)(v) shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. The Corporation shall delay the settlement of any conversion of Series A Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi) If the Corporation has in effect a stockholder rights plan while any shares of Series A Preferred Stock remain outstanding, Holders shall receive, upon a conversion of shares of Series A Preferred Stock, in addition to Common Stock, rights under the Corporation’s stockholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the stockholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series A Preferred Stock, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation made a distribution to all holders of the Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation pursuant to Section (D) 11(a)(iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a stockholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to Section (D) 11(a)(ii) or Section (D) 11(a)(iii) above.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section (D) 11, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price, Applicable Market Value and Five-Day Average VWAP.

(i) All required calculations (including adjustments to the Fixed Conversion Rates) will be made to the nearest cent or 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the Fixed Conversion Rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earlier of the Mandatory Conversion Date, the Acquisition Termination Redemption Date, an Optional Conversion Date and the Effective Date of a Fundamental Change, adjustments to the Fixed Conversion Rates will be made with respect to any such adjustment carried forward that has not been taken into account before such date.

If an adjustment is made to the Fixed Conversion Rates pursuant to this Section (D) 11, an inversely proportional adjustment shall also be made (x) to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Mandatory Conversion Date (subject to postponement as described in Section (D) 5(a)), and (y) to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section (D) 11(a) or Section (D) 11(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Corporation shall make appropriate adjustments to the VWAP per share of Common Stock used to calculate the Applicable Market Value, the Five-Day Average VWAP or the Acquisition Termination Market Value, as the case may be, to account for any adjustments to the Fixed Conversion Rates that became effective during the period in which the Applicable Market Value, the Five-Day Average VWAP or the Acquisition Termination Market Value, as the case may be, is being calculated.

(ii) Notwithstanding Section (D) 11(a), no adjustment to the Fixed Conversion Rates shall be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding shares of Series A Preferred Stock, as if such Holders held a number of shares of Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Series A Preferred Stock held by such Holders.

(iii) The Fixed Conversion Rates shall not be adjusted except as provided herein. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted for:

(A) the issuance of any shares of Common Stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any Subsidiaries of the Corporation;

(C) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D) a change solely in the par value of the Common Stock;

(E) stock repurchases that are not tender offers, including structured or derivative transactions;

(F) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;

(G) a tender or exchange offer by a person other than the Corporation or one or more of its subsidiaries; or

(H) the payment of dividends on the Series A Preferred Stock, whether in cash or in shares of Common Stock.

(iv) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(d) Notice of Adjustment. Whenever a Fixed Conversion Rate, a Fundamental Change Conversion Rate or an Acquisition Termination Conversion Rate, as applicable, is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable, provide, or cause to be provided, a written notice to Holders of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate, Fundamental Change Conversion Rate or the Acquisition Termination Conversion Rate, as applicable, provide, or cause to be provided, to Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate, Fundamental Change Conversion Rate or Acquisition Termination Conversion Rate, as applicable.

(e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:

(A) any reclassification of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B) any consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or

(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its Subsidiaries;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the relevant Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Exchange Property”) in such Reorganization Event, and, at the effective time of such Reorganization Event, without the consent of Holders, the Corporation shall amend the Certificate of Incorporation to provide for such change in the convertibility of the Series A Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election with respect to the kind and amount of Exchange Property so receivable (or of all such holders if none makes an election). The Conversion Rate then in effect shall be applied on the applicable Conversion Date to the amount of such Exchange Property received per share of Common Stock in the Reorganization Event (a “Unit of Exchange Property”), as determined in accordance with this Section (D) 11(e). For the purpose of determining and calculating the Conversion Rate, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the Applicable Market Value determined with regard to a share of such common stock or a single ADR, as the case may be (or for the purpose of determining the Stock Price on a Fundamental Change Holder Conversion Date, the value of such common stock or ADRs shall be the Five-Day Average VWAP determined with regard to a share of such common stock or a single ADR, as the case may be). For the purpose of paying accumulated and unpaid dividends in Units of Exchange Property in accordance with Section (D) 4, the value of a Unit of Exchange Property (other than cash) shall equal 97% of the value determined pursuant to the immediately preceding sentence.

The above provisions of this Section (D) 11(e) shall similarly apply to successive Reorganization Events and the provisions of Section (D) 11(a)-(d) shall apply to any shares of capital stock of the Corporation (or of any successor) received by the holders of Common Stock in any such Reorganization Event.

The amendment to the Certificate of Incorporation providing that the Series A Preferred Stock shall be convertible into Exchange Property shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under this Section (D) 11. The Corporation shall not become a party to any Reorganization Event unless the terms of such transaction are consistent with this Section (D) 11(e).

The Corporation (or any successor thereof) shall, as soon as reasonably practicable (but in any event within five Business Days) after the occurrence of any Reorganization Event, provide written notice to Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section (D) 11(e) or the effectiveness of such Reorganization Event.

12. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (x) the Initial Liquidation Preference and (y) an amount equal to any accumulated and unpaid dividends on each share of Series A Preferred Stock, whether or not declared, to (but not including) the date fixed for liquidation, dissolution or winding up (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section (D) 12(a) the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and any Parity Stock as to such distribution, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full accumulated and unpaid respective distributions to which they are entitled.

(c) Residual Distributions. After payment of the full amount of the Liquidation Preference, including an amount equal to any accumulated and unpaid dividends, to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section (D) 12, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

13. Acquisition Termination Redemption.

(a) Within ten Business Days following the earlier of (i) the date on which an Acquisition Termination Event occurs and (ii) April 23, 2018, if the Acquisition has not closed on or prior to such date, the Corporation shall be entitled, but not required, in the sole discretion of the Corporation, to mail a notice of an Acquisition Termination Redemption to Holders (provided that, if the Series A Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). If the Corporation provides such notice of an Acquisition Termination Redemption to Holders, then, on the Acquisition Termination Redemption Date, the Corporation shall be required to redeem the Series A Preferred Stock, in whole but not in part, at a redemption amount per share of Series A Preferred Stock equal to the Acquisition Termination Make-whole Amount.

“Acquisition Termination Event” means either (1) the Bard Merger Agreement is terminated or (2) the Corporation shall determine in its reasonable judgment that the Acquisition will not occur.

“Acquisition Termination Make-whole Amount” means, for each share of Series A Preferred Stock, an amount in cash equal to $1,000 plus accumulated and unpaid dividends to the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price exceeds the Initial Price, the Acquisition Termination Make-whole Amount will equal the Reference Amount.

“Acquisition Termination Share Price” means the average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day preceding the date on which the Corporation shall provide notice of an Acquisition Termination Redemption to Holders.

The “Reference Amount” means, for each share of Series A Preferred Stock, an amount equal to the sum of the following amounts:

(i)	a number of shares of Common Stock equal to the Acquisition Termination Conversion Rate; plus

(ii)	cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that the Corporation may pay cash in lieu of delivering all or any portion of shares of Common Stock set forth in clause (i) above, and the Corporation may deliver shares of Common Stock in lieu of paying all or any portion of the cash amount set forth in clause (ii) above, in each case, as set forth in this Section (D) 13.

“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate, assuming for such purpose that the date on which the Corporation provides notice of an Acquisition Termination Redemption is the Fundamental Change Effective Date and that the Acquisition Termination Share Price is the Stock Price with respect to such Fundamental Change.

“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of (x) the Fundamental Change Dividend Make-whole Amount and (y) the Accumulated Dividend Amount, assuming in each case, for such purpose, that the date on which the Corporation provides notice of an Acquisition Termination Redemption is the Fundamental Change Effective Date.

(b) If the Acquisition Termination Share Price exceeds the Initial Price, the Corporation may pay cash (computed to the nearest cent) in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate. If the Corporation shall make such an election, it shall pay cash (computed to the nearest cent) in an amount equal to such number of shares of Common Stock in respect of which it shall have made such election multiplied by the Acquisition Termination Market Value.

(c) If the Acquisition Termination Share Price shall exceed the Initial Price, the Corporation may elect to deliver shares of Common Stock in lieu of paying cash for some or all of the Acquisition Termination Dividend Amount. If the Corporation makes such an election, it shall deliver a number of shares of Common Stock equal to such portion of the Acquisition Termination Dividend Amount to be paid by the delivery of shares of Common Stock, divided by the greater of the Floor Price and 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which shares of Common Stock are delivered exceeds the product of such number of shares of Common Stock multiplied by 97% of the Acquisition Termination Market Value, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash (computed to the nearest cent).

“Acquisition Termination Market Value” means the average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on and including the third Trading Day following the date on which the Corporation provides notice of an Acquisition Termination Redemption.

“Acquisition Termination Redemption Date” means the date specified by the Corporation in its notice of an Acquisition Termination Redemption that is not less than 30 nor more than 60 days following the date on which the Corporation shall provide notice of such Acquisition Termination Redemption; provided, that, if (a) the Acquisition Termination Share Price is greater than the Initial Price and (b)(i) the Corporation shall elect to pay cash in lieu of delivering all or any portion of the shares of Common Stock equal to the Acquisition Termination Conversion Rate, or, (ii) if the Corporation shall elect to deliver shares of Common Stock in lieu of paying all or any portion of the Acquisition Termination Dividend Amount in cash, the Acquisition Termination Redemption Date shall be no earlier than the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Acquisition Termination Market Value.

(d)          The notice of an Acquisition Termination Redemption shall specify:

(i)            the Acquisition Termination Make-whole Amount;

(ii)           if the Acquisition Termination Share Price exceeds the Initial Price, the number of shares of Common Stock and the amount of cash comprising the Reference Amount per share of Series A Preferred Stock (before giving effect to any election to pay or deliver, with respect to each share of Series A Preferred Stock, cash in lieu of all or a portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate or shares of Common Stock in lieu of all or a portion of cash in respect of the Acquisition Termination Dividend Amount);

(iii)          if applicable, whether the Corporation shall pay cash in lieu of delivering all or any portion of the number of shares of Common Stock equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such shares of Common Stock in respect of which cash will be delivered);

(iv)         if applicable, whether the Corporation shall deliver shares of Common Stock in lieu of paying cash for all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which shares of Common Stock will be delivered in lieu of cash); and

(v)          the Acquisition Termination Redemption Date.

(e) If any portion of the Acquisition Termination Make-whole Amount is to be paid by the delivery of shares of Common Stock, no fractional shares of Common Stock will be delivered to Holders. The Corporation shall instead, to the extent it is legally permitted to do so, pay a cash amount (computed to the nearest cent) to each Holder that would otherwise be entitled to a fraction of a share of Common Stock based on the Average VWAP per share of Common Stock over the five consecutive Trading Day period beginning on, and including, the seventh Scheduled Trading Day immediately preceding the Acquisition Termination Redemption Date. If the Acquisition Termination Redemption date occurs on or prior to the last Trading Day of such five consecutive Trading Day period, payment of the cash payable in lieu of delivery of fractional shares of Common Stock will be deferred until the business day immediately following the last Trading Day of such five consecutive Trading Day period. more than one share of Series A Preferred Stock is to be redeemed from a Holder, the number of shares of Common Stock issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so redeemed.

(f)          All cash payments to which a Holder is entitled in connection with an Acquisition Termination Redemption will be rounded to the nearest cent.

(g) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of shares of Common Stock issued as payment of any portion of the Acquisition Termination Make-whole Amount or resales of such shares by Holders thereof that are not “affiliates” of the Corporation (and have not been “affiliates” during the immediately preceding three months) for purposes of the Securities Act, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable pursuant to Rule 144 under the Securities Act without registration by holders thereof that are not “affiliates” of the Corporation (and have not been “affiliates” of the Corporation during the immediately preceding three months) for purposes of the Securities Act. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the NYSE (or if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

(h) Other than pursuant to the Acquisition Termination Redemption provisions described above, the Series A Preferred Stock will not be redeemable.

14. Status of Converted or Repurchased Shares. Shares of Series A Preferred Stock that are duly converted in accordance herewith or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock.

15. Voting Rights.

(a) General. Holders shall not have any voting rights in respect of their shares of Series A Preferred Stock except as set forth herein or as otherwise from time to time required by law. Except as provided herein with respect to voting rights allocated pro rata with other classes or series of Parity Stock based on the liquidation preference of each such class or series, Holders will be entitled to one vote for each such share on any matter on which Holders are entitled to vote, including any action by written consent.

(b) Preferred Directors. Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive (an “Event of Non-payment”), Holders will have the right, with holders of shares of any one or more other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “Preferred Directors”

and each, a “Preferred Director”) at the next annual meeting or special meeting of the Corporation’s stockholders and at each subsequent annual meeting or special meeting of the Corporation’s stockholders until all accumulated and unpaid dividends have been paid in full on Series A Preferred Stock, at which time such right will terminate, except as otherwise provided herein or expressly provided by law, subject to re-vesting in the event of each and every Event of Non-payment; provided that it will be a qualification for election for any Preferred Director that the election of such Preferred Director will not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which the Corporation’s equity securities may then be listed or traded, including that the Corporation have a majority of independent directors.

Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.

Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Corporation’s stockholders at which this is a permitted action by the affirmative vote of Holders of a majority in voting power of the shares of Series A Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Parity Stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such Holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Corporation’s stockholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled by the remaining Preferred Director, the Board of Directors may, but shall not be required to, call a special meeting of Holders and the holders of any one or more classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, for the purpose of electing the Preferred Directors that such Holders and holders are entitled to elect; provided that in the event the Board of Directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be, (whether at an annual meeting or special meeting), the presence in person or by proxy of Holders and holders of shares representing at least a majority of the voting power of the Series A Preferred Stock and any Parity Stock having similar voting rights shall be required to constitute a quorum of the Series A Preferred Stock and any Parity Stock having similar voting rights. The affirmative vote of Holders and the holders of any Parity Stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.

(c) Voting Rights as to Particular Matters. In addition to any other vote or consent of stockholders required by law or herein, so long as ay shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of Holders of at least two-thirds in voting power of the shares of Series A Preferred Stock at the time outstanding and all other Parity Stock having similar voting rights that are exercisable at the time (subject to the last paragraph of this Section (D) 15(c)), voting together as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series A Preferred Stock with respect to either or both the payment of dividends and/or the rights to distribution of assets on any liquidation, dissolution or winding up of the Corporation (“Senior Stock”);

(ii) Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including, unless no vote on such merger or consolidation is required in accordance with Section (D) 15(c)(iii), any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange, a reclassification involving the Series A Preferred Stock, or a merger or consolidation of the Corporation with or into another corporation or other entity, unless in each case (x) the Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) the Series A Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section (D) 15(c), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock (including the Series A Preferred Stock), ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the rights to distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, Holders.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section (D) 15(c) would adversely affect one or more but not all series of Parity Stock (including the Series A Preferred Stock for this purpose), then only the one or more series of Parity Stock adversely affected and entitled to vote, rather than all series of Parity Stock, shall vote as a class.

 Without the consent of Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, supplement, or repeal any terms of the Series A Preferred Stock for the following purposes:

(i)          to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Article IV, Section (D) that may be defective or inconsistent with any other provision contained in this Article IV, Section (D);

(ii) to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Article IV, Section (D); or

(iii) to waive any rights of the Corporation with respect thereto;

provided that any such amendment, alteration, supplement or repeal of any terms of the Series A Preferred Stock effected in order to conform the terms thereof to the description of the terms of the Series A Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement, shall not be deemed to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time.

16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series A Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

17. Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Certificate of Incorporation, the Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series A Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to Holders in any manner permitted by such facility.

18. No Pre-emptive Rights; No Redemption Right. No share of Series A Preferred Stock or share of Common Stock issued upon conversion of the Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. Except as set forth in Section (D) 13, the Series A Preferred Stock is not redeemable.

19. Replacement Stock Certificates.

(a) If physical certificates are issued, and any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Series A Preferred Stock certificate, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Series A Preferred Stock on or after the Mandatory Conversion Date (subject to postponement as described in Section (D) 5(a)). In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date (subject to postponement as described in Section (D) 5(a)), the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

20. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent for the Series A Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to Holders.

21. Stock Certificates. Shares of Series A Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit 1 hereto.

22. Signature. An Officer permitted by applicable law shall sign each stock certificate representing shares of the Series A Preferred Stock for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a stock certificate representing shares of the Series A Preferred Stock no longer holds that office at the time the Registrar countersigned such stock certificate, such stock certificate shall be valid nevertheless. A stock certificate representing shares of the Series A Preferred Stock shall not be valid until an authorized signatory of the Registrar manually countersigns such stock certificate. Each such stock certificate shall be dated the date of its countersignature.

23. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

24. Listing. The Corporation hereby covenants and agrees that, if its listing application for the Depositary Shares is approved, upon such listing, the Corporation shall use its reasonable best efforts to keep the Depositary Shares listed on the NYSE.

25. Ranking. Notwithstanding anything in this Article IV, Section (D) to the contrary, the Series A Preferred Stock will, with respect to dividend rights and rights to distribution of assets upon the liquidation, winding-up or dissolution of the Corporation rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to any Senior Stock and the Corporation’s existing and future indebtedness and other liabilities (including trade payables).

26. Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Prospectus Supplement  or as provided by applicable law.

[Remainder of Page Left Blank Intentionally.]

Exhibit 1

[FORM OF FACE OF 6.125% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A]

Certificate Number [ ]	[Initial] Number of Shares of Series A Preferred Stock [ ]

CUSIP 075887 208
ISIN US0758872081

BECTON, DICKINSON AND COMPANY

6.125% Mandatory Convertible Preferred Stock, Series A
(par value $1.00 per share)
(initial liquidation preference $1,000 per share)

BECTON, DICKINSON AND COMPANY, a New Jersey corporation (the “Corporation”), hereby certifies that [             ] / [Cede & Co.] (the “Holder”), is the registered owner of [           ] fully paid and non-assessable shares of the Corporation’s designated 6.125% Mandatory Convertible Preferred Stock, Series A, par value $1.00 per share, initial liquidation preference of $1,000 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are, and shall in all respects be subject to the provisions of Article IV, Section (D) of the Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation dated May 16, 2017 (as the same may be further amended from time to time, the “Certificate of Incorporation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation. The Corporation will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this share certificate representing the shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by the undersigned officer of the Corporation this [      ] day of [             ], [       ].

BECTON, DICKINSON AND COMPANY

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Series A Preferred Stock referred to in the within-mentioned Certificate of Incorporation.

Dated: [               ]

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR
6.125% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A]

Cumulative dividends on each share of Series A Preferred Stock shall be payable subject to the terms and conditions of, in the manner and at the applicable rate provided in Article IV, Section (D) of the Certificate of Incorporation.

The shares of Series A Preferred Stock shall be convertible into shares of common stock, par value $1.00 per share, of the Corporation or Units of Exchange Property, as the case may be, in the manner and in accordance with the terms set forth in Article IV, Section (D) of the Certificate of Incorporation.

The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder in order to convert the 6.125% Mandatory Convertible Preferred Stock, Series A)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [       ] shares of 6.125% Mandatory Convertible Preferred Stock, Series A (the “Series A Preferred Stock”), of Becton, Dickinson and Company (the “Corporation”), represented by stock certificate No(s). [       ] (the “Series A Preferred Stock Certificate(s)”), into shares of common stock, par value $1.00 per share, of the Corporation (the “Common Stock”) according to the conditions of Article IV, Section (D) of the Restated Certificate of Incorporation of the Corporation, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation dated May 16, 2017 (as the same may be further amended from time to time, the “Certificate of Incorporation”) establishing the terms of the Series A Preferred Stock, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Incorporation.

Date of Conversion:

Applicable Conversion Rate:

Number of Series A Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*
The Corporation is not required to issue shares of Common Stock until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification, if any)

(Insert address and zip code of assignee)

(Insert assignee’s social security or taxpayer identification, if any) and irrevocably appoints:

as agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)